Exhibit 99.1

InfoSpace Announces Strong Third Quarter 2008 Results

BELLEVUE, Wash. (November 5, 2008) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended September 30, 2008.

Revenues for the third quarter of 2008 were $39.5 million, reflecting a $5.6 million or 17% increase over the third quarter of 2007.

“Our strong operating results in the third quarter were driven by growth in both our owned and operated and distribution businesses,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “Based on the success we’ve seen in driving traffic to our sites in both the second and third quarters, we will continue to invest in marketing programs for our flagship search site Dogpile.com. We are pleased with our progress and performance this year and are confident in our ability to continue this success despite the challenges in the macroeconomic environment.”

Loss from continuing operations was $9.9 million in the third quarter of 2008, included in this amount is a charge of $11.0 million for unrealized losses on investments. This is compared to a loss from continuing operations of $6.6 million in the third quarter of 2007.

Adjusted EBITDA from continuing operations was $6.6 million in the third quarter of 2008, compared to Adjusted EBITDA from continuing operations of $3.1 million in the third quarter of 2007.

Net loss for the third quarter of 2008 was $9.9 million or $0.29 per share versus a net loss of $12.3 million or $0.37 per share in the third quarter of 2007. Net loss in the third quarter of 2008 includes an impairment charge of $9.0 million on the Company’s investments in auction rate securities and an impairment charge of $2.1 million on an equity investment.

Cash, cash equivalents, and marketable securities as of September 30, 2008 totaled $210.4 million, which includes holdings of $18.2 million in auction rate securities.

Third Quarter Highlights and Recent Developments

InfoSpace:

•	Unveiled a new Dogpile downloadable social networking widget with Petfinder.com;

•	Signed five new search distribution partners;

•	Launched Web portal that supports new third-party content and includes its unique metasearch technology with Windstream Communications and Verizon;

•	Deployed DNS Error Assist product with two new partners; and

•	Strengthened its management team with new Vice President, Corporate Development and Chief Strategy Officer, Stuart West. Mr. West will oversee InfoSpace’s corporate strategy and M&A activities.

Fourth Quarter Outlook

For the fourth quarter of 2008, the Company expects revenue to be between $34 million and $36 million. Additionally, the Company expects net loss to be between $2.0 million and $1.0 million, or $0.06 and $0.03 per share and Adjusted EBITDA from continuing operations to be between $2.0 million and $3.0 million.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through November 12, 2008 at 9:00 p.m. Pacific/ 12:00 a.m. Eastern.

Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA from continuing operations is calculated by adjusting GAAP net loss to exclude the effects of discontinued operations, income taxes, depreciation, stock-based compensation expense, gain (loss) on investments, net, and other income, net (including such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the preliminary condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and gains that are not indicative of our core business operating results. InfoSpace believes that management and investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to net loss in accordance with GAAP accompanies the preliminary condensed consolidated financial statements in this release.

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace’s proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results on InfoSpace sites including Dogpile (www.dogpile.com) and WebFetch (www.webfetch.com). For the second consecutive year, JD Power and Associates ranked Dogpile highest in customer satisfaction among search engines. InfoSpace’s metasearch technology is also available on more than 100 partner sites, including content, community and connectivity sites. More information can be found at www.infospaceinc.com.

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Source: InfoSpace, Inc.

For more information, contact:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation: statements regarding our expectation that we will continue to invest in a new marketing program for our flagship search site Dogpile.com; our belief that we will achieve future success despite the challenges in the macroeconomic environment; our expectation that we will place a strong emphasis on our downloadable applications strategy; our belief that we are positioned well for future growth and profitability; and our expectations regarding our financial performance and results of operations for the fourth quarter of 2008. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include: general economic, industry and market sector conditions; the progress and costs of the development of our products and services; the timing and extent of market acceptance of those products and services; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; the successful execution of the Company’s strategic initiatives, marketing strategies, and restructuring plans; and the condition of our cash investments. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed from time to time, in the section entitled “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations(1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenues	$39,469	$33,852	$119,979	$101,479
Operating expenses: (2)
Content and distribution	18,265	15,274	58,119	42,819
Systems and network operations	3,238	2,295	8,454	6,980
Product development	2,757	2,086	7,895	6,849
Sales and marketing	6,882	5,518	16,712	17,008
General and administrative	5,940	12,694	18,622	51,893
Depreciation	2,160	1,443	5,378	4,099
Restructuring and other, net(3)	(9)	623	(1,880)	(1,879)

Total operating expenses	39,233	39,933	113,300	127,769

Operating income (loss)	236	(6,081)	6,679	(26,290)
Gain (loss) on investments, net (4)	(11,046)	—	(22,115)	65
Other income, net	1,458	2,804	6,355	12,489

Loss from continuing operations before income taxes	(9,352)	(3,277)	(9,081)	(13,736)
Income tax expense	(548)	(3,355)	(153)	(10,324)

Loss from continuing operations	(9,900)	(6,632)	(9,234)	(24,060)

Discontinued operations:(1)
Loss from discontinued operations, net of taxes	(12)	(5,625)	(1,323)	(16,867)
Loss on sale of discontinued operations, net of taxes	(13)	—	(208)	—

Net loss	$(9,925)	$(12,257)	$(10,765)	$(40,927)

Loss per share - Basic and diluted
Loss from continuing operations	$(0.29)	$(0.20)	$(0.27)	$(0.74)
Loss from discontinued operations	(0.00)	(0.17)	(0.04)	(0.52)
Loss on sale of discontinued operations	(0.00)	—	(0.00)	—

Net loss per share - Basic and diluted	$(0.29)	$(0.37)	$(0.31)	$(1.26)

Weighted average shares outstanding used in computing basic and diluted loss per share	34,479	33,158	34,371	32,421

(1)	In 2007, the Company completed the sale of its directory business. The operating results of the directory business have been presented as discontinued operations for all periods presented. Amounts include stock-based compensation expense of $0 and $52,000 for the three and nine months ended September 30, 2008, respectively, and $0.3 million and $1.2 million for the three and nine months ended September 30, 2007, respectively. Income tax expense related to discontinued operations was $72,000 and $76,000 for the three and nine months ended September 30, 2008, respectively, and $0.7 million and $3.8 million for the three and nine months ended September 30, 2007, respectively. A loss, net of a tax benefit of $25,000 and a gain, including a tax benefit of $26,000, was recorded on the sale of the directory business in the three and nine months ended September 30, 2008, respectively. Revenue, operating expenses and income taxes, income (loss) and the gain (loss) on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Directory
Revenue	$—	$8,740	$—	$25,894
Operating expenses and income taxes	72	7,359	(128)	19,710

Income (loss) from discontinued operations, net of taxes	$(72)	$1,381	$128	$6,184

Gain (loss) on sale of discontinued operations, net of taxes	$(18)	$—	$48	$—

In 2007, the Company completed the sale of its mobile services business. The operating results of the mobile services business have been presented as discontinued operations for all periods presented. Amounts include stock-based compensation expense of $0 and $89,000 for the three and nine months ended September 30, 2008, respectively, and $5.3 million and $10.9 million for the three and nine months ended September 30, 2007, respectively. Income taxes related to discontinued operations were a benefit of $0.7 million and $0.6 million for the three and nine months ended September 30, 2008, respectively, and a benefit of $4.0 million and $13.3 million for the three and nine months ended September 30, 2007, respectively. A gain, net of taxes of $0.2 million and a loss, including tax expense of $0.4 million, on the sale of the mobile services business was recorded in the three and nine months ended September 30, 2008, respectively. Revenue, operating expenses and income taxes, income (loss) and the gain (loss) on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Mobile
Revenue	$45	$14,896	$125	$87,288
Operating expenses and income taxes	(15)	21,902	1,576	110,339

Income (loss) from discontinued operations, net of taxes	$60	$(7,006)	$(1,451)	$(23,051)

Gain (loss) on sale of discontinued operations, net of taxes	$5	$—	$(256)	$—

(2)	Stock-based compensation expense for the three and nine months ended September 30, 2008 and 2007 is allocated among the following captions (in thousands):

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Systems and network operations	$494	$377	$1,307	$842
Product development	1,080	706	2,720	1,891
Sales and marketing	1,074	1,926	2,965	4,628
General and administrative	1,535	4,710	4,392	9,844

Total stock-based compensation expense	$4,183	$7,719	$11,384	$17,205

(3)	Amounts for the three and nine months ended September 30, 2008 consist of gains on the sale of certain non-core assets of $0 and $1.9 million, respectively, and amounts for the three and nine months ended September 30, 2007 consist of a loss of $65,000 and a gain of $3.2 million on the sale of certain non-core assets, respectively. Restructuring charges are comprised of the following (in thousands):

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Employee separation	$(2)	$240	$52	$601
Stock-based compensation expense	—	170	60	102
Contractual commitments	—	76	(88)	549
Estimated future lease losses	(7)	—	(7)	(84)
Other	—	72	—	201

	$(9)	$558	$17	$1,369

(4)	In the three and nine months ended September 30, 2008, the Company recorded other-than-temporary impairment charges relating to the auction rate securities investments that it holds of $9.0 million and $20.0 million, respectively. In the three and nine months ended September 30, 2008, the Company recorded a charge of $2.1 million to write down the carrying value of certain equity investments. No impairment charges related to investments were recorded in the three and nine months ended September 30, 2007.

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$179,235	$498,326
Short-term investments, available-for-sale	12,961	39,019
Accounts receivable, net	14,985	17,081
Notes and other receivables	761	7,104
Prepaid expenses and other current assets	2,047	1,902
Assets of discontinued operations	—	4,730

Total current assets	209,989	568,162
Property and equipment, net	20,118	10,945
Long-term investments, available-for-sale	18,227	37,472
Goodwill and other intangible assets, net	44,123	44,123
Other long-term assets	6,353	10,722

Total assets	$298,810	$671,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,393	$5,148
Accrued expenses and other current liabilities	21,337	78,543
Special dividend payable	—	299,296
Liabilities of discontinued operations	3,052	21,753

Total current liabilities	30,782	404,740
Other long-term liabilities	1,548	634

Total liabilities	32,330	405,374
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,289,743	1,279,225
Accumulated deficit	(1,024,645)	(1,013,880)
Accumulated other comprehensive income	1,379	702

Total stockholders’ equity	266,480	266,050

Total liabilities and stockholders’ equity	$298,810	$671,424

Summary of cash, short-term and long-term investments:
Cash and cash equivalents	$179,235	$498,326
Short-term investments, available-for-sale	12,961	39,019
Long-term investments, available-for-sale	18,227	37,472

Cash, short-term and long-term investments	$210,423	$574,817

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine months ended
	September 30, 2008	September 30, 2007
Operating activities:
Net loss	$(10,765)	$(40,927)
Adjustments to reconcile net loss to net cash used by operating activities:
Loss from discontinued operations	1,323	16,867
Loss on sale of discontinued operations	208	—
Loss on investments	22,115	—
Stock-based compensation	11,384	17,205
Depreciation	5,378	4,099
Deferred income taxes	(1,423)	618
Net gain on sale of non-core assets	(1,897)	(3,248)
Restructuring	17	1,369
Other	17	(113)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	2,025	(2,208)
Notes and other receivables	5,927	1,231
Prepaid expenses and other current assets	(145)	996
Other long-term assets	3,278	302
Accounts payable	(464)	(3,825)
Accrued expenses and other current and long-term liabilities	(58,554)	(7,040)

Net cash used by operating activities	(21,576)	(14,674)
Investing activities:
Purchases of property and equipment	(10,672)	(4,294)
Other long-term assets	(1,003)	—
Loan to equity investee	—	(2,000)
Proceeds from the sale of assets	2,313	2,884
Proceeds from sales and maturities of investments	43,980	265,199
Purchases of investments	(17,984)	(127,834)

Net cash provided by investing activities	16,634	133,955
Financing activities:
Special dividend paid	(299,146)	(208,203)
Proceeds from stock option and warrant exercises	16	12,833
Proceeds from issuance of stock through employee stock purchase plan	438	1,381
Repayment of capital lease obligations	(96)	—

Net cash used by financing activities	(298,788)	(193,989)
Discontinued operations:
Net cash provided (used) by operating activities attributable to discontinued operations	(15,361)	39,322
Net cash used by investing activities attributable to discontinued operations	—	(13,568)

Net cash provided (used) by discontinued operations	(15,361)	25,754

Net decrease in cash and cash equivalents	(319,091)	(48,954)
Cash and cash equivalents:
Beginning of period	498,326	162,387

End of period	$179,235	$113,433

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA from Continuing Operations Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Net loss (2)	$(9,925)	$(12,257)	$(10,765)	$(40,927)
Discontinued operations	25	5,625	1,531	16,867
Depreciation	2,160	1,443	5,378	4,099
Stock-based compensation	4,183	7,719	11,384	17,205
Loss (gain) on investments, net	11,046	—	22,115	(65)
Other income, net (3)	(1,458)	(2,804)	(6,355)	(12,489)
Income tax expense	548	3,355	153	10,324

Adjusted EBITDA from continuing operations	$6,579	$3,081	$23,441	$(4,986)

Preliminary Adjusted EBITDA from Continuing Operations Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending December 31, 2008
Net loss	$(2,000)	$(1,000)
Discontinued operations	—	—
Depreciation	2,000	2,000
Stock-based compensation	3,500	3,500
Loss on investments, net	—	—
Other income, net (3)	(1,500)	(1,500)
Income tax expense	—	—

Adjusted EBITDA from continuing operations	$2,000	$3,000

(1)	Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from continuing operations is a non-GAAP financial measure and is reconciled to net loss, which the Company's management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA from continuing operations results are calculated by adjusting GAAP net loss to exclude the effects of discontinued operations, income taxes, depreciation, stock-based compensation expense, gain (loss) on investments, net, and other income, net (including such items as interest income, litigation settlements and contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company's management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company's business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, net loss in accordance with GAAP.

(2)	As presented in the preliminary unaudited Condensed Consolidated Statements of Operations.

(3)	Other income, net, primarily consists of interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.